QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Performance Stock Unit Grant Notice

QUALCOMM Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants to the Participant named below the number of Performance Stock Units set forth below, each of which is a bookkeeping entry representing the equivalent in value of one (1) share of the Company's common stock. The Performance Stock Unit Award is subject to all of the terms and conditions as set forth herein and the Employee Performance Stock Unit Agreement (attached hereto) and the Plan1, which are incorporated herein in their entirety.

Participant: «First_Name» «Last_Name»	Grant No.: «Number»

Emp #: «ID»	Number of Performance Stock Units:
«Shares_Granted»

Date of Grant: «Grant_Date»

Performance Periods:
First Performance Period:	September 26, 2011 - March 29, 2013
Second Performance Period:	September 26, 2011 - September 27, 2013
Third Performance Period:	September 26, 2011 - March 28, 2014
Fourth Performance Period:	September 26, 2011 - September 26, 2014

Vesting Date: Except as otherwise provided in the Plan or the Employee Performance Stock Unit Agreement, this Performance Stock Unit Award will vest on the third anniversary of the Date of Grant, so long as your Service (as defined in the Plan) is continuous from the Date of Grant through that date.

Additional Terms/Acknowledgments: The Participant acknowledges (in the form determined by the Company) receipt of, and represents that the Participant has read, understands, accepts and agrees to the terms and conditions of, the following: this Grant Notice, the Employee Performance Stock Unit Agreement and the Plan (including, but not limited to, the binding arbitration provision in Section 3.7 of the Plan). Participant hereby accepts this Performance Stock Unit Award subject to all of the terms, conditions and procedures established by the Company with respect to the Performance Stock Units.

QUALCOMM Incorporated:

By:	/s/ Dr. Paul E. Jacobs
Chairman of the Board and
Chief Executive Officer
Dated: «Grant_Date»

Attachment: Employee Performance Stock Unit Agreement (PSU A3)

_____________________________
1 A copy of the Plan can be obtained from the Stock Administration website, located on the Company's internal webpage, or you may request a hard copy from the Stock Administration Department.

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Employee Performance Stock Unit Agreement
Pursuant to the Grant Notice and this Employee Performance Stock Unit Agreement (the “Agreement”), QUALCOMM Incorporated (the “Company”) has granted you a Performance Stock Unit Award with respect to the number of shares of the Company's common stock (“Stock”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “Plan”) shall have the same definitions as in the Plan.
The details of this Performance Stock Unit Award are as follows:
1.Service and Vesting.
1.1Service. As provided in the Plan and notwithstanding any other provision of this Agreement, the Company reserves the right, in its sole discretion, to determine when your Service has terminated, including in the event of any leave of absence or part-time Service.
1.2Vesting. Except as otherwise provided in the Plan or this Agreement, this Performance Stock Unit Award will vest on the date provided in the Grant Notice (the “Vesting Date”). Notwithstanding any other provision of the Plan or this Agreement, the Company reserves the right, in its sole discretion, to suspend vesting of this Performance Stock Unit Award in the event of any leave of absence or part-time Service.
2.Settlement of the Performance Stock Units.
2.1Form and Timing of Payment. Subject to the other terms of the Plan and this Agreement, any Performance Stock Units that vest and become nonforfeitable in accordance with the Grant Notice will be paid to you in whole shares of Stock, in the amount specified in Section 2.2, no later than 30 days after the Vesting Date. Unless and until the Performance Stock Units vest on the applicable Vesting Date, you will have no right to payment of any such Performance Stock Units.
2.2Amount of Payment. Subject to modification under Section 2.3 and Section 2.4, the number of shares of Stock that shall be issued to you by the Company on the date specified in Section 2.1 is the sum of the Shares Earned for each Performance Period. The “Shares Earned” for each Performance Period is equal to the amount determined by multiplying the Target Shares for the Performance Period by the Applicable Percentage, rounding up to the nearest whole share. The “Target Shares” for each Performance Period is equal to the amount determined by multiplying 25% of the Number of Performance Stock Units specified in the Grant Notice. For purposes of this Section 2.2, the following additional definitions apply:

(a)“Applicable Percentage” means the percentage that corresponds to the TSR Variance specified below:

TSR Variance	Applicable Percentage
133% and above	200%
130%	190%
125%	175%
120%	160%
110%	130%
100%	100%
90%	80%
80%	60%
75%	50%
70%	40%
66%	33%
Less than 66%	0%
Between the levels specified above, the Applicable Percentage is interpolated linearly at a ratio of three percentage points for each percentage point TSR Variance when TSR Variance is greater than 100%, and two percentage points for each percentage point TSR Variance when TSR Variance is less than 100%, in each case rounded up to the nearest two decimal points.
(b)“Average Price” means the average official closing price per share over the 30-consecutive-trading days ending with and including the applicable day (if the applicable day is not a trading day, the next preceding trading day).
(c)“Company TSR” means the Company's TSR for the Performance Period.
(d)“NASDAQ-100 TSR” means the TSR for the Performance Period of all the companies included in the NASDAQ-100 Total Return Index as of the end of the Performance Period. “NASDAQ-100 Index” means the NASDAQ-100 Total Return Index published by The NASDAQ Stock Market (or its successor) or, if that index is no longer published on the last day of the Performance Period, a comparable index determined by the Committee.
(e)“Performance Period” means each period specified in the Grant Notice.
(f)“TSR” means total shareholder return indexed to 100% as determined by adding the result of (a) dividing (i) the sum of (I) the Average Price of the issuer's shares at the end of the Performance Period minus the Average Price of the issuer's shares at the beginning of the Performance Period plus (II) all dividends and other distributions paid on the issuer's shares during the Performance Period by (ii) the Average Price of the issuer's shares at the beginning of the Performance Period to (b) 100%. In calculating TSR, all dividends are assumed to have been reinvested in shares when paid.

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(g)“TSR Variance” means the percentage (rounded up to the next integer) determined by dividing the Company TSR by the NASDAQ-100 TSR.
2.3Limitation on Amount of Payment. If the Company TSR as of the end of the last Performance Period is less than 100%, and if the total number of Shares Earned for all Performance Periods exceeds the total number of Target Shares for all Performance Periods, then the number of Shares Earned for each Performance Period under Section 2.2 shall be reduced to an amount equal to the product of (a) the number of Shares Earned for each Performance Period under Section 2.2 (determined without regard to reduction under this Section 2.3) times (b) a fraction the numerator of which is the (i) total number of Target Shares for all Performance Periods, and the denominator of which is (ii) the total number of Shares Earned for all Performance Periods (determined without regard to reduction under this Section 2.3).
2.4Effect of Termination of Service. Except as otherwise expressly set forth in this Section 2.4, in the event of the termination of your Service for any reason, whether voluntary or involuntary, all unvested Performance Stock Units shall be immediately forfeited without consideration.
(a)Disability. If your Service with the Employer terminates because of your Disability, the vesting of your Performance Stock Units shall be accelerated in full effective as of the date on which your Service terminates due to your Disability, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated and paid as follows. The Company shall issue to you, within 30 days after the end of the Performance Period during which your Service terminates due to your Disability, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your Service terminates due to your Disability plus (ii) the Target Shares for the Performance Period during which your Service terminates plus (iii) the Target Shares for any and all subsequent Performance Periods specified in the Grant Notice.
(b)Death. If your Service with the Employer terminates because of your death or because of your Disability and such termination is subsequently followed by your death, the vesting of the Performance Stock Units shall be accelerated in full effective upon your death, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated as follows. The Company shall issue to your estate, personal representative, or beneficiary to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, within 30 days after the end of the Performance Period during which your death occurs, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your death occurs plus (ii) the Target Shares for the Performance Period during which your death occurs plus (iii) the Target Shares for any and all subsequent Performance Periods specified in the Grant Notice.
(c)Normal Retirement Age. If your Service with the Employer terminates at or after Normal Retirement Age, the vesting of your Performance Stock Units shall be accelerated in full effective as of the date on which your Service terminates, but the

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number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated and paid as follows. The Company shall issue to you, within 30 days after the end of the Performance Period during which your Service terminates at or after Normal Retirement Age, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your Service terminates at or after Normal Retirement Age plus (ii) the Shares Earned for the Performance Period during which your Service terminates multiplied by a fraction the numerator of which is the number of whole and partial months (rounded up) from the beginning of the Performance Period until the date your Service terminates, and the denominator of which is the number of months in the Performance Period.
(d)Termination After Change in Control. If your Service with the Employer terminates as a result of Termination After Change in Control (as defined below), the vesting of any Performance Stock Units that remained outstanding after the Change in Control shall be accelerated in full effective as of the date on which your Service terminates, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated and paid as follows. The Company shall issue to you, within 30 days after the end of the Performance Period during which your Service terminates, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your Service terminates plus (ii) the Shares Earned for the Performance Period during which your Service terminates multiplied by a fraction the numerator of which is the number of whole and partial months (rounded up) from the beginning of the Performance Period until the date your Service terminates, and the denominator of which is the number of months in the Performance Period.
(e)Certain Definitions.
(i)“Cause” shall mean any of the following: (1) your theft of, dishonesty with respect to, or falsification of any Participating Company documents or records; (2) your improper use or disclosure of a Participating Company's confidential or proprietary information; (3) any action by you which has a detrimental effect on a Participating Company's reputation or business; (4) your failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by you of any employment or service agreement between you and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (6) your conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs your ability to perform your duties with a Participating Company; or (7) violation of a material Company or Participating Company policy.
(ii)“Good Reason” shall mean any one or more of the following:
a)without your express written consent, the assignment to you of any duties, or any limitation of your responsibilities, substantially

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inconsistent with your positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of a Change in Control;
b)without your express written consent, the relocation of the principal place of your employment or service to a location that is more than fifty (50) miles from your principal place of employment or service immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of you than such travel requirements existing immediately prior to the date of the Change in Control;
c)any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) your base salary in effect immediately prior to the date of a Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to yours), or (B) your bonus compensation, if any, in effect immediately prior to the date of a Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by you);
d)any failure by the Participating Company Group to (A) continue to provide you with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which you were participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide you with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you;
e)any breach by the Participating Company Group of any material agreement between you and a Participating Company concerning your employment; or
f)any failure by the Company to obtain the assumption of any material agreement between you and the Company concerning your employment by a successor or assign of the Company.

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(iii)“Termination After Change in Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:
a)termination by the Participating Company Group of your Service with the Participating Company Group for any reason other than for Cause; or
b)your resignation for Good Reason from all capacities in which you are then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of your Service with the Participating Company Group which (1) is for Cause; (2) is a result of your death or Disability; (3) is a result of your voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.
2.5Tax Withholding. You acknowledge that the Company and/or the Participating Company that employs you (the “Employer”) may be subject to withholding tax obligations arising by reason of the vesting and/or payment of this Performance Stock Unit Award. You authorize your Employer to satisfy the withholding tax obligations by one or a combination of the following methods, as selected by the Company in its sole discretion: (a) withholding from your pay and any other amounts payable to you; (b) withholding of Stock and/or cash from the payment of the Performance Stock Units; (c) arranging for the sale of shares of Stock payable in connection with the Performance Stock Units (on your behalf and at your direction which you authorize by accepting this Performance Stock Unit Award); or (d) any other method allowed by the Plan or applicable law. If your Employer satisfies the withholding obligations by withholding a number of whole shares of Stock as described in subsection (b) herein, you will be deemed to have been issued the full number of shares of Stock subject to this Performance Stock Unit Award, notwithstanding that a number of shares is held back in order to satisfy the withholding obligations. The “Fair Market Value” of any Stock withheld pursuant to this Section 2.5 shall be equal to the closing price of a share of Stock as quoted on any national or regional securities exchange or market system constituting the primary market for the Stock on the date of determination (or, if there is no closing price on that day, the last trading day prior to that day) or, if the Stock is not listed on a national or regional securities exchange or market system, the value of a share of Stock as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. The Company shall not be required to issue any shares of Stock pursuant to this Agreement unless and until the withholding obligations are satisfied.
3.Tax Advice. You represent, warrant and acknowledge that the Company and, if different, your Employer, has made no warranties or representations to you with respect to the income tax consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company, your Employer or their representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX LAWS AND REGULATIONS

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ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF ANY PERFORMANCE STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
4.Dividend Equivalents. If the Board declares a cash dividend on the Company's Stock, you will be entitled to Dividend Equivalents on the dividend payment date established by the Company equal to the cash dividends payable on the same number of shares of Stock as the number of Shares Earned and the number of any Target Shares to which you are entitled upon termination of Service due to death or Disability (“Target Shares Earned”) subject to this Performance Stock Unit Award on the dividend record date established by the Company. Any such Dividend Equivalents will be in the form of additional Shares Earned and/or Target Shares Earned, will be subject to the same terms and vesting dates as the underlying Shares Earned and/or Target Shares Earned, and will be paid at the same time and in the same manner as the underlying Shares Earned and/or Target Shares Earned originally subject to this Performance Stock Unit Award, except that any fractional shares attributable to Dividend Equivalents will be paid in cash within thirty (30) days following the date of payment of the Shares Earned and/or Target Shares Earned based on the Fair Market Value (as specified in Section 2.5, above) on the date of payment of the Shares Earned and/or Target Shares Earned. The number of additional Shares Earned and/or Target Shares Earned credited as Dividend Equivalents on the dividend payment date will be determined by dividing (1) the product of (a) the number of your Shares Earned and/or Target Shares Earned as of the corresponding dividend record date (including any unvested Shares Earned and/or Target Shares Earned previously credited as a result of prior payments of Dividend Equivalents) and (b) the per-share cash dividend paid on the dividend payment date, by (2) the per-share Fair Market Value (as specified in Section 2.5, above) of Stock on the dividend payment date. The Dividend Equivalents will accrue on Shares Earned and/or Target Shares Earned calculated from the Grant Date.
5.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, no shares of Stock will be issued to you upon vesting of this Performance Stock Unit Award unless the Stock is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. By accepting this Performance Stock Unit Award, you agree not to sell any of the shares of Stock received under this Performance Stock Unit Award at a time when applicable laws or Company policies prohibit a sale.
6.Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without your consent, either assume the Company's rights and obligations under this Performance Stock Unit Award or substitute for this Performance Stock Unit Award a substantially equivalent award for the Acquiring Corporation's stock.
6.1Payout Before a Change in Control. In the event the Acquiring Corporation elects not to assume or substitute for this Performance Stock Unit Award in connection with a Change in Control, the vesting of this Performance Stock Unit Award, so long

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as your Service has not terminated prior to the date of the Change in Control, shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control, and the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be determined and paid as follows. The Company shall issue to you, within 30 days after the Change in Control, the number of shares (rounded up to the nearest whole Share) equal to the sum of (a) the Shares Earned for each Performance Period prior to the Performance Period during which the Change in Control occurs plus (b) the Shares Earned for each subsequent Performance Period as if the Applicable Percentage were 100% and the last day of each Performance Period were the last business day before the date of the Change in Control.
6.2Vesting Contingent Upon Consummation. The vesting of any Performance Stock Units and any shares of Stock acquired upon the settlement thereof that was permissible solely by reason of this Section 6 shall be conditioned upon the consummation of the Change in Control.
6.3Applicability of Agreement. Notwithstanding the foregoing, shares of Stock acquired upon settlement of this Performance Stock Unit Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided in this Agreement.
6.4Continuation of Award. Notwithstanding the foregoing, if the corporation the stock of which is subject to this Performance Stock Unit Award immediately prior to an Ownership Change Event constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event, less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”), without regard to the provisions of Section 1504(b) of the Code, this Performance Stock Unit Award shall not terminate unless the Committee otherwise provides in its discretion.
7.Transferability. Prior to the issuance of shares of Stock in settlement of a Performance Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or by your beneficiary, except (i) transfer by will or by the laws of descent and distribution or (ii) transfer by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death. All rights with respect to the Performance Stock Units shall be exercisable during your lifetime only by you or your guardian or legal representative. Prior to actual payment of any vested Performance Stock Units, such Performance Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
8.Performance Stock Units Not a Service Contract. This Performance Stock Unit Award is not an employment or service contract and nothing in this Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of a Participating Company, or of a Participating Company to continue your Service with the Participating Company. In addition, nothing in your Performance Stock

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Unit Award shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.
9.Restrictive Legend. Stock issued pursuant to the vesting of the Performance Stock Units may be subject to such restrictions upon the sale, pledge or other transfer of the Stock as the Company and the Company's counsel deem necessary under applicable law or pursuant to this Agreement.
10.Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the shares of Stock issued pursuant to the vesting of the Performance Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
11.Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until shares of Stock are issued upon payment of the Performance Stock Units.
12.Code Section 409A. It is the intent that the vesting or the payment of the Performance Stock Units as set forth in this Agreement shall qualify for exemption from the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payments provided for under this Agreement are made in a manner that qualifies for exemption from Section 409A of the Code; provided, however, that the Company makes no representation that the vesting or payments of Performance Stock Units provided for under this Agreement will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the vesting or payments of Performance Stock Units provided for under this Agreement.
13.Notices. Any notices provided for in this Agreement, the Grant Notice or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
14.Applicable Law. This Agreement shall be governed by the laws of the State of California as if the Agreement were between California residents and as if it were entered into and to be performed entirely within the State of California.
15.Arbitration. Any dispute or claim concerning any Performance Stock Units granted (or not granted) pursuant to the Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting this Performance Stock Unit Award, you and the Company waive your respective rights to have any such disputes or claims tried by a judge or jury.

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16.Amendment. Your Performance Stock Unit Award may be amended as provided in the Plan at any time, provided no such amendment may adversely affect this Performance Stock Unit Award without your consent unless such amendment is necessary to comply with any applicable law or government regulation, or is contemplated in Section 12 hereof. No amendment or addition to this Agreement shall be effective unless in writing or in such electronic form as may be designated by the Company.
17.Governing Plan Document. Your Performance Stock Unit Award is subject to this Agreement, the Grant Notice and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement, the Grant Notice and those of the Plan, the provisions of the Plan shall control.
18.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
19.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company's shareholders, may be delivered to you electronically. In addition, if permitted by the Company, you may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company.

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You must notify the Company by December 23, 2011 if you wish to reject this Award. Otherwise, you will be deemed to accept this Award on the terms and conditions on which it is offered.

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Performance Stock Unit Grant Notice
For Employees in the United Kingdom

QUALCOMM Incorporated (the “Company”), pursuant to its 2006 Long-Term Incentive Plan (the “Plan”) hereby grants to the Participant named below the number of Performance Stock Units set forth below, each of which is a bookkeeping entry representing the equivalent in value of one (1) share of the Company's common stock. The Performance Stock Unit Award is subject to all of the terms and conditions as set forth herein and the Employee Performance Stock Unit Agreement (attached hereto) and the Plan1, which are incorporated herein in their entirety.
Please read this Grant Notice, the Plan and the Agreement (collectively, the “Grant Documents”) carefully. If you do not wish to receive this Performance Stock Unit Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Documents, then you must reject the Performance Stock Unit Award by notifying the Company at [insert email address and mailing address for notice] within a period of 89 days from the start of the First Performance Period specified below, i.e., by December 23, 2011, in which case the Award will be cancelled. Your failure to notify the Company of your rejection of the Performance Stock Unit Award within this specified period will constitute your acceptance of the Award, effective as of the 90th day of the First Performance Period, and your agreement with all terms and conditions of the Award, as set forth in the Grant Documents.

Participant: «First_Name» «Last_Name»	Grant No.: «Number»

Emp #: «ID»	Number of Performance Stock Units:
«Shares_Granted»

Date of Grant: «Grant_Date»

Performance Periods:
First Performance Period:	September 26, 2011 - March 29, 2013
Second Performance Period:	September 26, 2011 - September 27, 2013
Third Performance Period:	September 26, 2011 - March 28, 2014
Fourth Performance Period:	September 26, 2011 - September 26, 2014

Vesting Date: Except as otherwise provided in the Plan or the Employee Performance Stock Unit Agreement, this Performance Stock Unit Award will vest on the third anniversary of the Date of Grant, so long as your Service (as defined in the Plan) is continuous from the Date of Grant through that date.

Additional Terms/Acknowledgments: The Participant acknowledges receipt of, and represents that the Participant has read, understands, accepts and agrees to the terms and conditions of, the following: this Grant Notice, the Employee Performance Stock Unit Agreement and the Plan (including, but not
_____________________________
1 A copy of the Plan can be obtained from the Stock Administration website, located on the Company's internal webpage, or you may request a hard copy from the Stock Administration Department.

You must notify the Company by December 23, 2011 if you wish to reject this Award. Otherwise, you will be deemed to accept this Award on the terms and conditions on which it is offered.

limited to, the binding arbitration provision in Section 3.7 of the Plan). Participant hereby accepts this Performance Stock Unit Award subject to all of the terms, conditions and procedures established by the Company with respect to the Performance Stock Units.

QUALCOMM Incorporated:

By:	/s/ Dr. Paul E. Jacobs
Chairman of the Board and
Chief Executive Officer
Dated: «Grant_Date»

Attachment: Performance Stock Unit Agreement for Employees in the United Kingdom

QUALCOMM Incorporated
2006 Long-Term Incentive Plan
Employee Performance Stock Unit Agreement
For Employees in the United Kingdom

Pursuant to the Grant Notice and this Employee Performance Stock Unit Agreement for Employees in the United Kingdom (the “Agreement”), QUALCOMM Incorporated (the “Company”) has granted you a Performance Stock Unit Award with respect to the number of shares of the Company's common stock (“Stock”) indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement but defined in the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (the “Plan”) shall have the same definitions as in the Plan. If you do not wish to receive this Performance Stock Unit Award and/or you do not consent and agree to the terms and conditions on which this Award is offered, as set forth in the Grant Notice, the Plan and this Agreement, then you must reject the Performance Stock Unit Award by notifying the Company at [insert email address and mailing address for notice] no later than [insert date], in which case the Award will be cancelled. Your failure to notify the Company of your rejection of the Performance Stock Unit Award within this specified period will constitute your acceptance of the Award and your agreement with all terms and conditions of the Award, as set forth in the Grant Notice, the Plan and this Agreement.
The details of this Performance Stock Unit Award are as follows:
1.Service and Vesting.
1.1Service. As provided in the Plan and notwithstanding any other provision of this Agreement, the Company reserves the right, in its sole discretion, to determine when your Service has terminated, including in the event of any leave of absence or part-time Service.
1.2Vesting. Except as otherwise provided in the Plan or this Agreement, this Performance Stock Unit Award will vest on the date provided in the Grant Notice (the “Vesting Date”). Notwithstanding any other provision of the Plan or this Agreement, the Company reserves the right, in its sole discretion, to suspend vesting of this Performance Stock Unit Award in the event of any leave of absence or part-time Service.
2.Settlement of the Performance Stock Units.
2.1Form and Timing of Payment. Subject to the other terms of the Plan and this Agreement, any Performance Stock Units that vest and become nonforfeitable in accordance with the Grant Notice will be paid to you in whole shares of Stock, in the amount specified in Section 2.2, no later than 30 days after the Vesting Date. Unless and until the Performance Stock Units vest on the applicable Vesting Date, you will have no right to payment of any such Performance Stock Units.
2.2Amount of Payment. Subject to modification under Section 2.3 and Section 2.4, the number of shares of Stock that shall be issued to you by the Company on the date specified in Section 2.1 is the sum of the Shares Earned for each Performance Period. The “Shares Earned” for each Performance Period is equal to the amount determined by multiplying the Target Shares for the Performance Period by the Applicable Percentage, rounding up to the nearest whole share. The “Target Shares” for each Performance Period is equal to the amount determined by multiplying 25% of the Number of Performance Stock Units specified in the Grant Notice. For purposes of this Section 2.2, the following additional definitions apply:
(a)“Applicable Percentage” means the percentage that corresponds to the TSR Variance specified below:

TSR Variance	Applicable Percentage
133% and above	200%
130%	190%
125%	175%
120%	160%
110%	130%
100%	100%
90%	80%
80%	60%
75%	50%
70%	40%
66%	33%
Less than 66%	0%
Between the levels specified above, the Applicable Percentage is interpolated linearly at a ratio of three percentage points for each percentage point TSR Variance when TSR Variance is greater than 100%, and two percentage points for each percentage point TSR Variance when TSR Variance is less than 100%, in each case rounded up to the nearest two decimal points.
(b)“Average Price” means the average official closing price per share over the 30-consecutive-trading days ending with and including the applicable day (if the applicable day is not a trading day, the next preceding trading day).
(c)“Company TSR” means the Company's TSR for the Performance Period.
(d)“NASDAQ-100 TSR” means the TSR for the Performance Period of all the companies included in the NASDAQ-100 Total Return Index as of the end of the Performance Period. “NASDAQ-100 Index” means the NASDAQ-100 Total Return Index published by The NASDAQ Stock Market (or its successor) or, if that index is no longer published on the last day of the Performance Period, a comparable index determined by the Committee.
(e)“Performance Period” means each period specified in the Grant Notice.
(f)“TSR” means total shareholder return indexed to 100% as determined by adding the result of (a) dividing (i) the sum of (I) the Average Price of the issuer's shares at the end of the Performance Period minus the Average Price of the issuer's shares at the beginning of the Performance Period plus (II) all dividends and other distributions paid on the issuer's shares during the Performance Period by (ii) the Average Price of the

issuer's shares at the beginning of the Performance Period to (b) 100%. In calculating TSR, all dividends are assumed to have been reinvested in shares when paid.
(g)“TSR Variance” means the percentage (rounded up to the next integer) determined by dividing the Company TSR by the NASDAQ-100 TSR.
2.3Limitation on Amount of Payment. If the Company TSR as of the end of the last Performance Period is less than 100%, and if the total number of Shares Earned for all Performance Periods exceeds the total number of Target Shares for all Performance Periods, then the number of Shares Earned for each Performance Period under Section 2.2 shall be reduced to an amount equal to the product of (a) the number of Shares Earned for each Performance Period under Section 2.2 (determined without regard to reduction under this Section 2.3) times (b) a fraction the numerator of which is the (i) total number of Target Shares for all Performance Periods, and the denominator of which is (ii) the total number of Shares Earned for all Performance Periods (determined without regard to reduction under this Section 2.3).
2.4Effect of Termination of Service. Except as otherwise expressly set forth in this Section 2.4, in the event of the termination of your Service for any reason, whether voluntary or involuntary (and whether or not in breach of local labor laws or later found invalid), all unvested Performance Stock Units shall be immediately forfeited without consideration. Further, in the event of termination of your Service, unless otherwise determined by the Company, the date of termination of your rights (if any) with respect to the Performance Stock Units as set forth in the Plan and this Agreement will be the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law).
(a)Disability. If your Service with the Employer terminates because of your Disability, the vesting of your Performance Stock Units shall be accelerated in full effective as of the date on which your Service terminates due to your Disability, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated and paid as follows. The Company shall issue to you, within 30 days after the end of the Performance Period during which your Service terminates due to your Disability, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your Service terminates due to your Disability plus (ii) the Target Shares for the Performance Period during which your Service terminates plus (iii) the Target Shares for any and all subsequent Performance Periods specified in the Grant Notice.
(b)Death. If your Service with the Employer terminates because of your death or because of your Disability and such termination is subsequently followed by your death, the vesting of the Performance Stock Units shall be accelerated in full effective upon your death, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated as follows. The Company shall issue to your estate, personal representative, or beneficiary to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, within 30 days after the end of the Performance Period during which your death occurs, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your death occurs plus (ii) the Target Shares for the Performance Period during which your death occurs plus (iii) the Target Shares for any and all subsequent Performance Periods specified in the Grant Notice.
(c)Normal Retirement Age. If your Service with the Employer terminates at or after Normal Retirement Age, the vesting of your Performance Stock Units shall be accelerated in full effective as of the date on which your Service terminates, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated and paid as follows. The Company shall issue to you, within 30 days after the end of the Performance Period during which your Service terminates at or after Normal Retirement Age, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your Service terminates at or after Normal Retirement Age plus (ii) the Shares Earned for the Performance Period during which your Service terminates multiplied by a fraction the numerator of which is the number of whole and partial months (rounded up) from the beginning of the Performance Period until the date your Service terminates, and the denominator of which is the number of months in the Performance Period. Notwithstanding the foregoing, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development that would likely result in the treatment described in this Section 2.4(c) being deemed unlawful and/or discriminatory under applicable law, then this Section 2.4(c) will not apply to your Performance Stock Units, and at the time of your termination of Service your Performance Stock Units will be treated as they would under the rules that apply if your Service terminates for reasons other than Disability, Death, termination at or after Normal Retirement Age, or Termination After Change in Control.
(d)Termination After Change in Control. If your Service with the Employer terminates as a result of Termination After Change in Control (as defined below), the vesting of any Performance Stock Units that remained outstanding after the Change in Control shall be accelerated in full effective as of the date on which your Service terminates, but the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be prorated and paid as follows. The Company shall issue to you, within 30 days after the end of the Performance Period during which your Service terminates, the number of shares (rounded up to the nearest whole Share) equal to the sum of (i) the Shares Earned for each Performance Period prior to the Performance Period during which your Service terminates plus (ii) the Shares Earned for the Performance Period during which your Service terminates multiplied by a fraction the numerator of which is the number of whole and partial months (rounded up) from the beginning of the Performance Period until the date your Service terminates, and the denominator of which is the number of months in the Performance Period.
(e)Certain Definitions.
(i)“Cause” shall mean any of the following: (1) your theft of, dishonesty with respect to, or falsification of any Participating Company documents or records; (2) your improper use or disclosure of a Participating Company's confidential or proprietary information; (3) any action by you which has a detrimental effect on a Participating Company's reputation or business; (4) your failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by you of any employment or service agreement between you and a Participating Company, which breach is not cured pursuant to the terms of such agreement; (6) your conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs your ability to perform your duties with a Participating Company; or (7) violation of a material Company or Participating Company policy.
(ii)“Good Reason” shall mean any one or more of the following:
a)without your express written consent, the assignment to you of any duties, or any limitation of your responsibilities, substantially inconsistent with your positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of a Change in Control;
b)without your express written consent, the relocation of the principal place of your employment or service to a location that is more than fifty (50) miles from your principal place of employment or service immediately prior to the date of a Change in Control, or the imposition of travel requirements substantially more demanding of you than such travel requirements existing immediately prior to the date of the Change in Control;
c)any failure by the Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) your base salary in effect immediately prior to the date of a Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to yours), or (B) your bonus compensation, if any, in effect immediately prior to the date of a Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by you);
d)any failure by the Participating Company Group to (A) continue to provide you with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which you were participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide you with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by you;
e)any breach by the Participating Company Group of any material agreement between you and a Participating Company concerning your employment; or
f)any failure by the Company to obtain the assumption of any material agreement between you and the Company concerning your employment by a successor or assign of the Company.
(iii)“Termination After Change in Control” shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:
a)termination by the Participating Company Group of your Service with the Participating Company Group for any reason other than for Cause; or
b)your resignation for Good Reason from all capacities in which you are then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.
Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of your Service with the Participating Company Group which (1) is for Cause; (2) is a result of your death or Disability; (3) is a result of your voluntary termination of Service other than for Good Reason; or (4) occurs prior to the effectiveness of a Change in Control.
2.5Tax Withholding.
(a)Regardless of any action the Company or, if different, the Participating Company that employs you (the “Employer”) takes with respect to any and all income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Stock Units, including the grant, vesting or payment of the Performance Stock Units, the subsequent sale of any shares of Stock acquired pursuant to such payment or the receipt of any dividends and/or any Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance

Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant tax withholding event, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following methods, as selected by the Company in its sole discretion: (i) withholding from your wages or any other cash compensation payable to you by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Stock acquired upon payment of the Performance Stock Unit Award, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and pursuant to your authorization by your acceptance of this Performance Stock Unit Award); (iii) withholding in shares of Stock to be issued upon payment of the Performance Stock Unit Award; or (iv) any other method allowed by the Plan and applicable law. Notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Stock upon the relevant tax withholding event, unless the use of such withholding method is prevented by applicable law or has materially adverse accounting or tax consequences, in which case, the Tax-Related Items withholding obligation may be satisfied by one or a combination of methods (i),(ii) and (iv) above. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock as described in subsection (iii) herein, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the vested Performance Stock Unit Award, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan. The “Fair Market Value” of any Stock withheld pursuant to this Section 2.5 shall be equal to the closing price of a share of Stock as quoted on any national or regional securities exchange or market system constituting the primary market for the Stock on the day on which tax withholding is required (or, if there is no closing price on that day, the last trading day prior to that day) or, if the Stock is not listed on a national or regional securities exchange or market system, the value of a share of Stock as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company shall not be required to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.
(c)If payment or withholding of the income tax that you owe due to the vesting of the Performance Stock Units is not made within 90 days of the event giving rise to the income tax liability (the “Due Date”) or such other period specified in

Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected income tax shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HM Revenue and Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 2.5(b) of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended) of the Company, the amount of any uncollected income tax shall not constitute a loan owed by you to the Employer. In the event that income tax is not collected from or paid by a director or executive officer of the Company by the Due Date, the amount of any uncollected income tax may constitute a benefit to such director or executive officer on which additional income tax and National Insurance Contributions may be payable. If you are a director or executive officer of the Company, you understand that you will be responsible for reporting any income tax and National Insurance Contributions due on this additional benefit directly to the HMRC under the self-assessment regime.
3.Tax Advice. You acknowledge that you may be subject to U.S. federal, state, local, and/or non-U.S. income tax and social insurance obligations arising from this Performance Stock Unit Award. You represent, warrant and acknowledge that the Company and, if different, your Employer, has made no warranties or representations to you with respect to the income tax or social insurance consequences of the transactions contemplated by this Agreement, and you are in no manner relying on the Company, your Employer or their representatives for an assessment of such tax consequences. YOU UNDERSTAND THAT THE TAX AND SOCIAL INSURANCE LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX TREATMENT OF ANY PERFORMANCE STOCK UNITS. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.
4.Dividend Equivalents. If the Board declares a cash dividend on the Company's Stock, you will be entitled to Dividend Equivalents on the dividend payment date established by the Company equal to the cash dividends payable on the same number of shares of Stock as the number of Shares Earned and the number of any Target Shares to which you are entitled upon termination of Service due to death or Disability (“Target Shares Earned”) subject to this Performance Stock Unit Award on the dividend record date established by the Company. Any such Dividend Equivalents will be in the form of additional Shares Earned and/or Target Shares Earned, will be subject to the same terms and vesting dates as the underlying Shares Earned and/or Target Shares Earned, and will be paid at the same time and in the same manner as the underlying Shares Earned and/or Target Shares Earned originally subject to this Performance Stock Unit Award, except that any fractional shares attributable to Dividend Equivalents will be paid in cash within thirty (30) days following the date of payment of the Shares Earned and/or Target Shares Earned based on the Fair Market Value (as specified in Section 2.5, above) on the date of payment of the Shares Earned and/or Target Shares Earned. The number of additional Shares Earned and/or Target Shares Earned credited as Dividend Equivalents on the dividend payment date will be determined by dividing (1) the product of (a) the number of your Shares Earned and/or Target Shares Earned as of the corresponding dividend record date (including any unvested Shares Earned and/or Target Shares Earned previously credited as a result of prior payments of Dividend Equivalents) and (b) the per-share cash dividend paid on the dividend payment date, by (2) the per-share Fair Market Value (as specified in Section 2.5, above) of Stock on the dividend payment date. The Dividend Equivalents will accrue on Shares Earned and/or Target Shares Earned calculated from the Date of Grant.
5.Securities Law Compliance. Notwithstanding anything to the contrary contained herein, no shares of Stock will be issued to you upon vesting of this Performance Stock Unit Award unless the Stock is then registered under the Securities Act or, if such Stock is not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Securities Act. By accepting this Performance Stock Unit Award, you agree not to sell any of the shares of Stock received under this Performance Stock Unit Award at a time when applicable laws or Company policies prohibit a sale.
6.Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without your consent, either assume the Company's rights and obligations under this Performance Stock Unit Award or substitute for this Performance Stock Unit Award a substantially equivalent award for the Acquiring Corporation's stock.
6.1Payout Pursuant to a Change in Control. In the event the Acquiring Corporation elects not to assume or substitute for this Performance Stock Unit Award in connection with a Change in Control, the vesting of this Performance Stock Unit Award, so long as your Service has not terminated prior to the date of the Change in Control, shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control, and the number of shares of Stock that shall be issued to you by the Company under Section 2.2 shall be determined and paid as follows. The Company shall issue to you, within 30 days after the Change in Control, the number of shares (rounded up to the nearest whole Share) equal to the sum of (a) the Shares Earned for each Performance Period prior to the Performance Period during which the Change in Control occurs plus (b) the Shares Earned for each subsequent Performance Period as if the Applicable Percentage were 100% and the last day of each Performance Period were the last business day before the date of the Change in Control.
6.2Vesting Contingent Upon Consummation. The vesting of any Performance Stock Units and any shares of Stock acquired upon the settlement thereof that was permissible solely by reason of this Section 6 shall be conditioned upon the consummation of the Change in Control.
6.3Applicability of Agreement. Notwithstanding the foregoing, shares of Stock acquired upon settlement of this Performance Stock Unit Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Agreement except as otherwise provided in this Agreement.
6.4Continuation of Award. Notwithstanding the foregoing, if the corporation the stock of which is subject to this Performance Stock Unit Award immediately prior to an Ownership Change Event constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event, less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”), without regard to the provisions of Section 1504(b) of the Code, this Performance Stock Unit Award shall not terminate unless the Committee otherwise provides in its discretion.
7.Transferability. Prior to the issuance of shares of Stock in settlement of a Performance Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by your creditors or by your beneficiary (if any), except (i) transfer by will or by the laws of descent and distribution or (ii) to the extent permitted by the Company, transfer by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon your death. All rights with respect to the Performance Stock Units shall be exercisable during your lifetime only by you or your guardian or legal representative. Prior to actual payment of any vested Performance Stock Units, such Performance Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
8.Performance Stock Units Not a Service Contract. This Performance Stock Unit Award is not an employment or service contract and nothing in this Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on your part to continue in the Service of a Participating Company, or of a Participating Company to continue your Service with the Participating Company. In addition, nothing in your Performance Stock Unit Award shall obligate the Company, its stockholders, Board, Officers or Employees to continue any relationship which you might have as a Director or Consultant for the Company.
9.Restrictive Legend. Stock issued pursuant to the vesting of the Performance Stock Units may be subject to such restrictions upon the sale, pledge or other transfer of the Stock as the Company and the Company's counsel deem necessary under applicable law or pursuant to this Agreement.
10.Representations, Warranties, Covenants, and Acknowledgments. You hereby agree that in the event the Company and the Company's counsel deem it necessary or advisable in the exercise of their discretion, the transfer or issuance of the shares of Stock issued pursuant to the vesting of the Performance Stock Units may be conditioned upon you making certain representations, warranties, and acknowledgments relating to compliance with applicable securities laws.
11.Voting and Other Rights. Subject to the terms of this Agreement, you shall not have any voting rights or any other rights and privileges of a shareholder of the Company unless and until shares of Stock are issued upon payment of the Performance Stock Units.
12.Code Section 409A. For U.S. taxpayers, it is the intent that the vesting or the payment of the Performance Stock Units as set forth in this Agreement shall qualify for exemption from the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting or payments provided for under this Agreement are made in a manner that qualifies for exemption from Section 409A of the Code; provided, however, that the Company makes no representation that the vesting or payments of Performance Stock Units provided for under this Agreement will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the vesting or payments of Performance Stock Units provided for under this Agreement.
13.Notices. Any notices provided for in this Agreement, the Grant Notice or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
14.Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement, the Grant Notice and any other Performance Stock Unit Award grant materials by and among, as necessary and applicable, the Participating Companies, for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and/or the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and any shares of stock or directorships held in the Company, and details of your Performance Stock Units or any other entitlement to shares of Stock, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).
You understand that Data will be transferred to E*TRADE Financial (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting the Company's Stock Administration department. You authorize the Company, E*TRADE and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company's Stock Administration department. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan.

For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact the Stock Administration department at QUALCOMM Incorporated, 5775 Morehouse Drive, San Diego, CA 92121.
15.Nature of Grant.    In accepting the Performance Stock Unit Award, you acknowledge and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, (subject to any limitations set forth in the Plan);
(b)    the award of Performance Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Performance Stock Units, or benefits in lieu of Performance Stock Units, even if Performance Stock Units or other Awards have been awarded repeatedly in the past;
(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
(d)    your participation in the Plan is voluntary;
(e)    the Performance Stock Unit Award and the shares of Stock subject to the Performance Stock Unit Award are extraordinary items that do not constitute compensation of any kind for Services of any kind rendered to the Company or the Employer, and which are outside the scope of your employment or service contract, if any;
(f)    the Performance Stock Unit Award and the shares of Stock subject to the Performance Stock Unit Award are not intended to replace any pension rights or compensation;
(g)    the Performance Stock Unit Award and the shares of Stock subject to the Performance Stock Unit Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Participating Company;
(h)    the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty; further, neither the Company, the Employer nor any Participating Company is liable for any foreign exchange fluctuation between your Employer's local currency and the United States Dollar that may affect the value of this Performance Stock Unit Award;
(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of your Performance Stock Units resulting from termination of your Service (for any reason whatsoever and whether or not in breach of local labor laws or later found invalid), and in consideration of the grant of the Performance Stock Units to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, waive your ability, if any, to bring any such claim, and release the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(j)    the Performance Stock Unit Award and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have the Performance Stock Unit Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company's Stock; and
(k)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Stock; you are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
16.Applicable Law. This Agreement shall be governed by the laws of the State of California, U.S.A., as if the Agreement were between California residents and as if it were entered into and to be performed entirely within the State of California.
17.Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Performance Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
18.Arbitration. Any dispute or claim concerning any Performance Stock Units granted (or not granted) pursuant to the Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted by the American Arbitration Association pursuant to the commercial arbitration rules in San Diego, California. By accepting this Performance Stock Unit Award, you and the Company waive your respective rights to have any such disputes or claims tried by a judge or jury.
19.Amendment. Your Performance Stock Unit Award may be amended as provided in the Plan at any time, provided no such amendment may adversely affect this Performance Stock Unit Award without your consent unless such amendment is necessary to comply with any applicable law or government regulation, or is contemplated in Section 12 hereof. No amendment or addition to this Agreement shall be effective unless in writing or in such electronic form as may be designated by the Company.
20.Governing Plan Document. Your Performance Stock Unit Award is subject to this Agreement, the Grant Notice and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the

Plan. In the event of any conflict between the provisions of this Agreement, the Grant Notice and those of the Plan, the provisions of the Plan shall control.
21.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.
22.Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, and any reports of the Company provided generally to the Company's shareholders, may be delivered to you electronically. In addition, if permitted by the Company, you may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. You hereby consent to receive the above-listed documents by electronic delivery and, if permitted by the Company, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, as set forth herein.
23.Waiver. The waiver by the Company with respect to your (or any other Participant's) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of such party of a provision of this Agreement.
24.Repayment/Forfeiture. Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (b) similar rules under the laws of any other jurisdiction and (c) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

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